UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

April 17, 2008

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

6475 Christie Avenue, Suite 150, Emeryville, California 94608

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 596-0100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 17, 2008, Jamba, Inc. (the “Company”) entered into a Credit Agreement by and among the Company, Jamba Juice Company, the Company’s wholly owned subsidiary as borrower (“Jamba Juice”), Wells Fargo Foothill, LLC as Agent and a Lender (the “Lender”) providing for a $25 million senior secured credit facility by which Lender will provide Jamba Juice with a five-year revolving credit facility, including a Letter of Credit sub-facility.

Under the terms of the Credit Agreement, Jamba Juice may obtain advances or letter of credit issuances up to a maximum aggregate amount outstanding not to exceed $25 million. The aggregate amount of advances and letter of credit issuances cannot, however, at any time exceed the borrowing base, which is an amount equal to (a) two (2) times the Company’s and Jamba Juice’s consolidated adjusted EBITDA for the most recently completed trailing twelve consecutive month period for which they have produced consolidated financial statements, minus (b) customary reserves. Under the terms of the Credit Agreement, the Company and Jamba Juice are required to maintain minimum levels of EBITDA, a minimum interest coverage ratio, a maximum leverage ratio, and will be subject to limits on annual capital expenditures.

At Jamba Juice’s election, the advances will bear interest at either (i) a Base Rate plus an applicable margin or (ii) a LIBOR Rate plus an applicable margin, both as more thoroughly set forth in the Credit Agreement.

The Company has guaranteed Jamba Juice’s obligations under the Credit Agreement, and both the Company and Jamba Juice have granted Lender a first priority security interest in all of their respective personal property.

The description of the Credit Agreement is not complete and is qualified in its entirety by the actual terms of the Credit Agreement, a copy of which is attached to this report as Exhibit 10.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is hereby incorporated into this Item 2.03 by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 17, 2008, the Company received notice from Mr. Craig J. Foley of his decision to retire as a member of the Company’s Board of Directors effective at the 2008 annual stockholder meeting. Mr. Foley has served as a member of the Board of Directors since November 2006 and is chair of the Audit Committee of the Company’s Board of Directors.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Credit Agreement by and among the Company, Jamba Juice Company, the Lenders that are signatories thereto and Wells Fargo Foothill, LLC dated as of April 17, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: April 22, 2008	By:	/s/ DONALD D. BREEN
		Name:	Donald D. Breen
		Title:	Senior Vice President, Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Credit Agreement by and among the Company, Jamba Juice Company, the Lenders that are signatories thereto and Wells Fargo Foothill, LLC dated as of April 17, 2008.

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